UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 6, 2009

Enova Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

California	1-33001	95-3056150
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1560 West 190th Street, Torrance, California		90501
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	310-527-2800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.02 Termination of a Material Definitive Agreement.

On April 6, 2009, Enova Systems Inc. and Hyundai Heavy Industries of Korea ("HHI") agreed to dissolve their 60/40 joint venture, Hyundai-Enova Innovative Technology Center, Inc. ("ITC"), by mutual agreement based on their evaluation of the joint venture and its business relationship to each of Enova and HHI. ITC was originally established in 2003 as a technical center for specified products with Enova as the commercial manager, ITC as the engineering and development venture and HHI as the primary components supplier.

In connection with the dissolution of ITC, Enova, HHI and ITC entered into a Joint Venture Dissolution and Termination Agreement, effective as of April 6, 2009 (the "Dissolution Agreement"), pursuant to which, among other things, the parties terminated each of: (a) the Joint Venture Agreement between Enova and HHI, (b) the License and Technology Transfer Agreement between HHI and ITC (and all amendments and modifications thereto), (c) the License Transfer Agreement between Enova and ITC (and all amendments and modifications thereto), (d) the Manufacturing and Sales Agreement between Enova, HHI and ITC (and all amendments and modifications thereto), (e) the Manufacturing and Sales Agreement between HHI and ITC (and all amendments and modifications thereto) and (f) the License Agreement among U.S. Electricar, Inc., Hyundai Motor Company, and Hyundai Electronics Co., Ltd. (and all amendments and modifications thereto). The Dissolution Agreement also provided that the parties would cause ITC to purchase the shares of ITC held by Enova and that ITC would pay HHI the sum of $1,196,879 to settle certain open purchase orders for electrical components that Enova had placed with HHI and other miscellaneous items specified in the Dissolution Agreement.

In connection with and as required by the Dissolution Agreement, Enova and ITC entered into a Stock Purchase Agreement, dated as of April 6, 2009. Pursuant to the Stock Purchase Agreement, ITC re-purchased the 2,000,000 shares of common stock of ITC owned by Enova, which represented 40% of the issued shares of ITC, for a purchase price of $1,334,097. A portion of the purchase price was offset by the $1,196,879 payment that was agreed to under the Dissolution Agreement. Thus, the net payment to Enova from ITC was $137,218. As a result, HHI currently holds 100% of the outstanding shares of ITC.

The description above is a summary only and is qualified in its entirety by the content of the exhibits filed with this report.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 - "Stock Purchase Agreement" and Exhibit 99.2 - "Joint Venture Dissolution and Termination Agreement"

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enova Systems, Inc.

April 10, 2009	By:	Jarett Fenton

Name: Jarett Fenton
Title: Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.-1	Stock Purchase Agreement
99.-2	Joint Venture Dissolution and Termination Agreement